Exhibit 1.01

Conflict Minerals Report of Cavium, Inc.

for the year ended December 31, 2015

This report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to “conflict minerals.” As of the date this report is filed with the SEC “conflict minerals” for purposes of the Rule and this report are defined as columbite-tantalite, cassiterite, gold, wolframite, and their derivatives, which are limited to tantalum, tin, and tungsten. The Rule imposes certain reporting obligations on SEC registrants when conflict minerals are necessary to the functionality or production of their products, including disclosure of whether any of the conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively the “Covered Countries”).

This report has been prepared by management of Cavium, Inc. (herein referred to as “Cavium,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries.

Company Overview

We are a provider of highly integrated semiconductor processors that enable intelligent processing for wired and wireless networking, communications, storage, cloud, wireless, security, video and connected home and office applications. A range of our products also include a rich suite of embedded security protocols that enable unified threat management, or UTM, secure connectivity, network perimeter protection, and Deep Packet Inspection. We sell our products to providers of networking equipment that sell into the enterprise, datacenter, service provider, and broadband and consumer markets. In the enterprise market, our products are used in routers, switches, wireless local area networks, or WLAN, and UTM. In the datacenter market, our products are used in servers and server load balancers. In the service provider market in wired infrastructure our products are used in edge routers, cable modem termination system head-ends, and media gateways, and in wireless infrastructure in 3G/4G/5G base stations, radio network controllers, small cell, and evolved packet core nodes. In the broadband and consumer market our products are used in home gateways, wireless High-Definition Multimedia Interface, WLAN, small office/home office, and UTM. Our products are systems on a chip, or SoCs, which incorporate single or multiple processor cores, a highly integrated architecture and customizable software that is based on a broad range of standard operating systems.

Supply Chain Overview

We focus our resources on the design, sales and marketing of our products, and outsource the manufacturing of our products. Since we outsource manufacturing of our products, we do not purchase raw ore or unrefined conflict minerals nor do we engage in the actual mining of conflict minerals, therefore we are many steps removed in the supply chain from the mining of conflict minerals.

The origin of conflict minerals cannot be determined with any certainty once the ores are smelted, refined and converted to ingots, bullion or other conflict minerals containing derivatives. The smelters and refiners are consolidating points for ore and are in the best position in the supply chain to know the origin of the ores. In order to manage the task of determining the source of necessary conflict minerals in our products, we rely upon our suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us, including identification of smelters and refiners of conflict minerals that are supplied to them. Our suppliers are expected to provide the conflict mineral sourcing information to us per our Environmental and Conflict Mineral Program.

Reasonable Country of Origin Inquiry

Pursuant to the Rule, we conducted a good faith country of origin inquiry, or RCOI, that was reasonably designed to determine whether any of the conflict minerals necessary to the functionality or production of our products originated in the Covered Countries or were from recycled or scrap sources.

We conducted a survey of our suppliers that may contribute necessary conflict minerals to our products using the Conflict-Free Sourcing Initiative (“CFSI”) Reporting Template (the “CMRT”) to obtain country of origin information for any conflict minerals that may be in our products. The CMRT is a standardized reporting template that was developed to facilitate the transfer of information through the supply chain regarding smelters that provide material to a company’s supply chain and mineral country of origin.

We received responses from 100% of the direct suppliers we surveyed. In their responses our suppliers identified various smelters that may have processed conflict minerals for our products. We compared our suppliers’ responses with data provided by CFSI’s Conflict-Free Smelter Program (the “CFSP”).

Based on our direct suppliers’ responses to our RCOI we had reason to believe that some of the necessary conflict minerals used in our products may have originated in the Covered Countries and may not have come from recycled or scrap sources.

Design of Due Diligence

Our conflict minerals due diligence program is designed to conform in all material respects with the framework provided by The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tantalum, tin, and tungsten (collectively, the “OECD Guidance”).

Due Diligence Performed

Summarized below are the due diligence measures we performed for the reporting period on the source and chain of custody of necessary conflict minerals which we had reason to believe may have originated from Covered Countries and may not have come from recycled or scrap sources as they relate to the five-step framework set forth in the OECD Guidance:

OECD Guidance Step 1: Establish strong company management systems

•	We adopted and publicly communicated our Policy on Corporate Social and Environmental Responsibility and Conflict Mineral Policy, which can be found on our website.

•	We assembled an internal conflict minerals team, with representation from our operations, legal, and quality supply chain management departments which report to executive management.

•	We used a system of control and transparency over our conflict minerals supply chain management process. We engaged a third-party conflict mineral due diligence service provider which utilized an in-house software program tool that compiles supplier CMRT data collected and validated for Cavium.

•	We adopted our Environmental and Conflict Mineral Program which requires our suppliers to submit information to us, including regarding conflict minerals, and we communicated our conflict minerals supplier requirements to our direct suppliers. We require our direct suppliers comply with our conflict mineral requirements.

•	We maintained a telephone number to allow internal reporting about any matter of concern, including those related to conflict minerals.

OECD Guidance Step 2: Identify and assess risk in the supply chain

•	We identified relevant direct suppliers that supplied products to us that may contain conflict minerals.

•	We conducted a supply chain survey by using the CMRT, requesting such suppliers to provide information regarding smelters and refiners in our supply chain as well as country of origin information.

•	We reviewed supplier responses for completeness and accuracy and we provided suppliers with feedback on responses containing errors, inconsistencies or incomplete information.

•	We compared smelters and refiners identified in the supplier responses with the CFSP list of processing facilities that received a “conflict-free” designation from CFSP and other independent third party audit programs such as the London Bullion Market Association (“LBMA”) and the Responsible Jewellery Council (“RJC”).

•	We contacted non-responsive suppliers, requesting their responses.

OECD Guidance Step 3: Design and implement a strategy to respond to risk

•	We held conflict minerals team meetings to, among other things, review our conflict minerals program, any potential or actual risks identified during due diligence, and the status of supplier responses.

•	We identified risks in our supply chain.

•	We developed risk mitigation measures on a case-by-case basis and the conflict minerals team monitored progress at meetings; and when such risk mitigation measures did not meet conflict minerals team requirements, the team escalated items to senior members of the team for additional support.

•	Contacted certain smelter and refiner facilities that have not received a “conflict-free” designation from an independent third-party audit program to encourage their participation.

•	We followed a risk mitigation response plan to monitor and track unresponsive suppliers and/or incomplete or inaccurate supply chain information.

•	We requested that certain suppliers remove specific smelters or refiners from their supply chain that we deemed to be high-risk.

OECD Guidance Step 4: Independent third-party audit of smelter/refiner’s due diligence practices

•	Because we do not source directly from processing facilities, we relied on publicly available results of third party audits of smelters and refiners, such as CFSI, LBMA and RJC, to validate the sourcing practices of such facilities in our supply chain.

OECD Guidance Step 5: Report annually on supply chain due diligence

•	We file our Form SD and Conflict Mineral Report with the SEC on an annual basis and make it available on our website.

•	We publicly communicate our Policy on Corporate Social and Environmental Responsibility and Conflict Mineral Policy, which can be found on our website.

Results of Due Diligence

Based on the due diligence described above, the supply chain for our products during 2015 sourced minerals from over 415 smelters, refineries or recyclers and scrap suppliers who supplied materials or components to our suppliers. Approximately 271 of these smelters and refineries have been recognized by the CFSP as being legitimate smelters or refiners and 210 are on the list of CFSI’s certified Conflict Free Smelters and considered to be conflict free. A list of smelters and refiners in our supply chain that CFSP has determined to be legitimate facilities is attached hereto as Appendix A. Some of our direct supplier responses represented their supply chain at a company-level rather than being product-specific. As a result, the list of facilities in Appendix A may contain more facilities than those that actually process the conflict minerals contained in our products.

We requested country of origin information from each of our direct suppliers for the purposes of determining the source and chain of custody of the necessary conflict minerals in our supply chain. We also relied on country of origin information provided by the CFSI when available. While some of our suppliers reported the names or countries of sourcing mines, most were unable to obtain mine or location of origin information for their necessary conflict minerals. Therefore, we were unable to ascertain the country of origin of all of the conflict minerals in our products for the year ended December 31, 2015.

Steps We Will Take to Mitigate Risk and Improve Due Diligence

In the future we will try to develop and improve our due diligence process including furthering accountability within our supply chain.

In order to mitigate any risk that the necessary conflict minerals in Cavium products could benefit armed groups in the Covered Countries, we intend to:

•	increase the frequency of our supplier survey and validate the information we receive from suppliers;

•	engage with suppliers to improve supplier responses including supplier training;

•	enhance our smelter validation process including direct communication with the smelters;

•	encourage suppliers to use smelters that obtain CFS status; and

•	enhance internal and supplier training.

Inherent Limitations of Due Diligence

As a result of our downstream position in the supply chain of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals in our products. Our due diligence processes are based on the necessity of seeking data from our suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the conflict minerals. We also rely on information regarding smelter status collected and provided through independent third party audit programs. Such information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin information from our suppliers on a continuous, real-time basis. The supply chain of conflict minerals is a multi-step process operating more or less on a daily basis, with ore delivered to smelters and refiners, smelters and refiners smelting or refining ores into metal containing derivatives, derivatives being shipped, sold and stored in numerous market locations around the world and distributors and purchasers holding varying amounts of the derivatives in inventory. As a result, we ask that the data from our suppliers cover the entire reporting year.

The historical statements contained in this report are based on information available to us at the time of the filing of the Form SD to which this report relates. This report also contains forward-looking statements, including our plans to mitigate risk, improve our programs and improve our processes, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include: we may fail to carry out these plans in a timely manner or at all; these plans may not be effective; our suppliers, their respective suppliers and smelters, our industry peers or industry groups may not cooperate with us in our efforts to carry out these steps; these steps may not be effective in mitigating the risk that conflict minerals used in our products benefit armed groups; or other risks detailed from time-to-time in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. We do not intend to update the information contained in this report.

Appendix A

Metal	Name of Smelter or Refiner	Smelter or Refiner Location
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Republic Metals Corporation	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Valcambi SA	SWITZERLAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	PX Précinox SA	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	PAMP SA	SWITZERLAND
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Materion	UNITED STATES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Lingbao Gold Company Limited	CHINA
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kazzinc	KAZAKHSTAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Japan Mint	JAPAN

Gold	Istanbul Gold Refinery	TURKEY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Dowa	JAPAN
Gold	DODUCO GmbH	GERMANY
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Chugai Mining	JAPAN
Gold	Chimet S.p.A.	ITALY
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Caridad	MEXICO
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	Bauer Walser AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Aurubis AG	GERMANY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	ASARCO LLC	UNITED STATES
Gold	Australia and New Zealand Banking Group Limited	AUSTRALIA

Gold	Colt Refining	UNITED STATES
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Harima Smelter	JAPAN
Gold	Harmony Gold Mining Company Limited	SOUTH AFRICA
Gold	Heesung Catalysts Corp.	KOREA, REPUBLIC OF
Gold	Heraeus Group	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals North America (HPMN)	UNITED STATES
Gold	Hishikari Gold Mine (Isa)	JAPAN
Gold	Jin Jinyin refining company limited	CHINA
Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Kangqiang Electronics Co., Ltd	CHINA
Gold	Kee Shing (Holdings) Limited.	HONG KONG
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Kyocera Group	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Morigin Company	JAPAN
Gold	PT Timah (Persero), Tbk	INDONESIA
Gold	QUALIBOND TECHNOLOGY CO.,LTD	TAIWAN
Gold	Senju Metal Industry Co., Ltd.	JAPAN
Gold	Shang Hai Gold Exchange	CHINA
Gold	Shen Zhen Thousand Island Ltd.	CHINA
Gold	SHENZHEN DUOXIN INDUSTRIAL CO,LTD	CHINA
Gold	Suzhou Xingrui Noble metal material co.ltd	CHINA
Gold	Tai zhou chang san Jiao electron Co.,Ltd.	CHINA
Gold	Taizhou Delta Electronics Co., Ltd.	CHINA
Gold	Technic, Inc.	UNITED STATES
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	Tiancheng Chemical	CHINA
Gold	Williams/ Williams Brewster	UNITED STATES
Gold	Wuxi Middle Treasures Materials	CHINA
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yoo Chang Metal Inc.	KOREA, REPUBLIC OF
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Taki Chemicals	JAPAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Companhia Industrial Fluminense	BRAZIL
Tantalum	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	Fujian Nanping Ta/Nb Ltd.	CHINA

Tantalum	Gannon & Scott	UNITED STATES
Tantalum	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tantalum	METAL DO CO.,LTD	JAPAN
Tantalum	Niotan	UNITED STATES
Tantalum	NTET, Thailand	THAILAND
Tantalum	Posco	KOREA, REPUBLIC OF
Tantalum	Tantalite Resources	SOUTH AFRICA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Soft Metais Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	PT Tommy Utama	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Minsur	PERU
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Fenix Metals	POLAND
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	EM Vinto	BOLIVIA
Tin	Dowa	JAPAN
Tin	CV United Smelting	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Justindo	INDONESIA

Tin	CV Gita Pesona	INDONESIA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	Alpha	UNITED STATES
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	5N Plus	GERMANY
Tin	5N Plus	UNITED STATES
Tin	Amalgamated Metal Corporation PLC	UNITED KINGDOM
Tin	American Iron and Metal	CANADA
Tin	American Iron and Metal	UNITED STATES
Tin	Aoki Loboratories Ltd.	CHINA
Tin	BALVER ZINN Josef Jost GmbH & Co. KG	GERMANY
Tin	Best Metais e Soldas SA	BRAZIL
Tin	Brinkmann Chemie AG	GERMANY
Tin	Britannia Refined Metals Ltd.	UNITED KINGDOM
Tin	China Hongqiao	CHINA
Tin	China Min metals	CHINA
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	Daewoo International	KOREA, REPUBLIC OF
Tin	DUKSAN HI-METAL	KOREA, REPUBLIC OF
Tin	Electroloy Metal Co. Ltd	CHINA
Tin	Electroloy Metal Co. Ltd	SINGAPORE
Tin	Fuji Metal Mining Corp.	TAIWAN
Tin	Funsur	BRAZIL
Tin	Furukawa Electric	JAPAN
Tin	Gold Bell Group	CHINA
Tin	Grant Manufacturing and Alloying	UNITED STATES
Tin	Heesung Metal Ltd.	KOREA, REPUBLIC OF
Tin	Heraeus Group	CHINA
Tin	Heraeus Group	GERMANY
Tin	Heraeus Group	HONG KONG
Tin	Heraeus Precious Metals GmbH & Co. KG	SINGAPORE
Tin	Hitachi Cable, Ltd.	JAPAN
Tin	IPS	FRANCE
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM
Tin	JIN YUAN Ming	CHINA
Tin	Jinzhou	CHINA

Tin	Koki Products Co.,Ltd	JAPAN
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Kupol	RUSSIAN FEDERATION
Tin	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	MCP Heck	GERMANY
Tin	Nathan Trotter & Co., Inc.	UNITED STATES
Tin	Poongsan	KOREA, REPUBLIC OF
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. CITRALOGAM ALPHASEJAHTERA	INDONESIA
Tin	Pure Technology (UK) Limited	RUSSIAN FEDERATION
Tin	QUALIBOND TECHNOLOGY CO.,LTD	TAIWAN
Tin	Rohm & Hass	CHINA
Tin	S Company	THAILAND
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd.	KOREA, REPUBLIC OF
Tin	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
Tin	SGS BOLIVIA S.A.	BOLIVIA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Shenmao Technology Inc.	MALAYSIA
Tin	Singapore LME Tin	SINGAPORE
Tin	Snow up to the city of Suzhou Chemical Co., Ltd.	CHINA
Tin	Taicang City Nancang Metal Material Co.,Ltd	CHINA
Tin	Tamura Corporation	JAPAN
Tin	TENNANT METAL PTY LTD.	AUSTRALIA
Tin	TONGDING METALLIC MATERIAL CO.LTD	CHINA
Tin	Traxys	FRANCE
Tin	Wilhelm Westmetall	GERMANY
Tin	XiHai	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yutinic Resources	UNITED STATES
Tin	Zhongshi Metal Co., Ltd	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Axis Material Limited	JAPAN
Tungsten	Buffalo Tungsten Inc	CHINA
Tungsten	HC Starck GmbH	RUSSIAN FEDERATION
Tungsten	Hitachi, Ltd.	JAPAN
Tungsten	Izawa Metal Co., Ltd	JAPAN
Tungsten	Meterion Advanced Materials Thin Film Products	UNITED STATES
Tungsten	MITSUI & CO., LTD.	JAPAN
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	North American Tungsten	CANADA
Tungsten	Saganoseki Smelter & Refinery	JAPAN
Tungsten	Sandvik Material Technology	SWEDEN
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA

Tungsten	SKE (China): Shanghai Kyocera Electronics CO. LTD.	CHINA
Tungsten	Soleras	UNITED STATES
Tungsten	Sumitomo Group	CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Sunaga Tungsten	JAPAN
Tungsten	Taiyo Nippon Sanso Taiwan	CHINA
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	Tosoh	UNITED STATES
Tungsten	ULVAC, Inc.	JAPAN
Tungsten	Voss Metals Company, Inc	UNITED STATES
Tungsten	Williams Brewster	UNITED STATES
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA